SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

Date of Report: October 20, 2008

Citizens South Banking Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	0-23971	54-2069979
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

519 South New Hope Road, Gastonia, North Carolina	28054-4040
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: 704-868-5200

Item 2.02	Results of Operations and Financial Condition

On October 20, 2008, Citizens South Banking Corporation issued a press release to announce its results of operations for the three and nine-month periods ended September 30, 2008 and 2007. The text of the press release and related financial supplements are included as Exhibit 99.1 to this report. The information included in the text and financial supplements of the press releases is considered to be “furnished” under the Securities Exchange Act of 1934. The Company will include final financial statements and additional analyses for the three and nine-month periods ended September 30, 2008 and 2007, as part of its Form 10-Q covering that period.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

	99.1	Earnings Press Release of Citizens South Banking Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CITIZENS SOUTH BANKING CORPORATION

DATE: October 20, 2008	By:	/s/ Kim S. Price
Kim S. Price
President and Chief Executive Officer

	By:	/s/ Gary F. Hoskins
Gary F. Hoskins
Chief Financial Officer

EXHIBIT INDEX

99.1	Earnings Press Release of Citizens South Banking Corporation